UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of shareholders was held on April 18, 2018. The following matters, as described more fully in the Company’s Proxy Statement, were voted on by the shareholders at this meeting:

(1)	Election of Directors. The following directors were elected:

			VOTES
		Term[1]	For	Withheld	Broker Non- Votes
	P. L. Davies	1 year	77,039,492	1,871,052	12,240,697
	H. E. DeLoach, Jr.	1 year	77,711,114	1,199,430	12,240,697
	P. Guillemot	1 year	77,192,929	1,717,615	12,240,697
	R. C. Tiede	1 year	78,076,194	834,350	12,240,697

1
In June 2017, the Company amended its Articles of Incorporation to effect the declassification of its Board of Directors as approved by the shareholders at the 2017 Annual Meeting. Pursuant to this amendment, nominees for election at the 2018 Annual Meeting of Shareholders are nominated to serve one-year terms expiring at the next Annual Meeting of Shareholders. Those Directors elected at the 2017 and 2016 Annual Meeting of Shareholders, however, continue to be, and are, divided into classes and will hold office for the three-year terms for which they were elected, expiring at the 2020 and 2019 Annual Meetings, respectively.

(2)
Ratification of Independent Registered Public Accounting Firm. The ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 was approved. The shareholders voted 89,160,066 for and 1,922,763 against ratification, with 68,412 votes abstaining and no broker non-votes.

(3)
Advisory Resolution to Approve Executive Compensation. The advisory (non-binding) shareholder resolution on Executive Compensation was approved. The shareholders voted 75,898,589 for and 2,369,534 against the resolution, with 642,421 votes abstaining and 12,240,697 broker non-votes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 20, 2018	By:	/s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer